Exhibit 10.1
REVOLVING PROMISSORY NOTE

Omaha, Nebraska Note Date: July 17, 2008	$3,500,000.00 Maturity Date: July 16, 2009
     On or before July 16, 2009, Red Trail Energy, LLC (“BORROWER”), promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the Construction Loan Agreement executed by the BANK and BORROWER dated as of December 16, 2005, as it may, from time to time, be amended (the “LOAN AGREEMENT”). Interest on the principal balance from time to time outstanding will be payable at a rate equal to the LIBOR RATE plus three hundred forty (340) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on this NOTE shall be payable quarterly, commencing October 10, 2008, and continuing on the same date of each third month thereafter. Provided, however, the LOAN AGREEMENT contains provisions for reduction of the interest rate under certain circumstances.
     This note is executed pursuant to the LOAN AGREEMENT. The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’S performance. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.
     As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law. All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.
     Executed as of the Note Date set forth above.
Red Trail Energy, LLC, a North Dakota limited liability company

By:	/s/ MIKE APPERT		By:	/s/ JODY HOFF

	Name:	MIKE APPERT		Name:	JODY HOFF
	Title:	CHAIRMAN		Title:	VICE CHAIRMAN
REVOLVING PROMISSORY NOTE 71807

IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	/s/ Andrew Wong	By:	/s/ MIKE APPERT

	Andrew Wong		Name:	MIKE APPERT
	Commercial Loan Officer		Title:	CHAIRMAN

And

		By:	/s/ JODY HOFF

			Name:	JODY HOFF
			Title:	VICE CHAIRMAN

STATE OF NORTH DAKOTA COUNTY OF STARK	) ) ss. )
On this 25 day of September, 2008, before me, the undersigned Notary Public, personally appeared Mike Appert, the Chairman of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DEELL HOFF
Notary Public

STATE OF NORTH DAKOTA COUNTY OF STARK	) ) ss. )	DEELL HOFF Notary Public State of North Dakota My Commission Expires Oct. 21, 2011
On this 25 day of September, 2008, before me, the undersigned Notary Public, personally appeared Jody Hoff, the Vice-Chair of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DEELL HOFF
Notary Public

DEELL HOFF Notary Public State of North Dakota My Commission Expires Oct. 21, 2011